                                                                    EXHIBIT 99.2


                     FORM OF NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
            ALL OUTSTANDING 12 1/2% PASS THROUGH TRUST CERTIFICATES
                  DUE 2007, REPRESENTING INTERESTS IN 12 1/2%
                             SENIOR NOTES DUE 2007
                                   ISSUED BY

                                 TRANSTEL S.A.

     The Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on a timely basis, (ii) certificates for the Trust's (as defined below) 12 1/2% Pass Through Trust Certificates due 2007, representing interests in 12 1/2% Senior Notes due 2007 issued by Transtel S.A. (the "Original Certificates") are not immediately available, or (iii) Original Certificates, the Letter of Transmittal and all other required documents cannot be delivered to Marine Midland Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original Certificates" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              MARINE MIDLAND BANK

By Registered or Certified Mail:             By Hand or Overnight Delivery:
--------------------------------         ---------------------------------------
      Marine Midland Bank                        Marine Midland Bank
     140 BROADWAY, LEVEL A                      140 BROADWAY, LEVEL A
 NEW YORK, NEW YORK  10005-1180             NEW YORK, NEW YORK 10005-1180
 ATTN: CORPORATE TRUST SERVICES             ATTN: CORPORATE TRUST SERVICES


                             CONFIRM BY TELEPHONE:
                             ---------------------
                                 (212) 658-5931

                            FACSIMILE TRANSMISSIONS
                            -----------------------
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 658-2292

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Transtel Pass Through Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of Original Certificates set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Original Certificates."

No. of Certificate(s)                        Name(s) of Registered Holder(s):
Tendered:__________________________          ___________________________________
Certificate No(s). (if available):           Address(es):
___________________________________          ___________________________________
                                             ___________________________________
If Original Certificates will be tendered    Area Code and Telephone Number(s):
by book-entry transfer, provide the          __________________________________
following information:                       __________________________________
DTC Account                                  Signature(s):_____________________
Number:___________________________           __________________________________
                                             __________________________________
Date:______________________________




                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

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                                        GUARANTEE
                        (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union;
(4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Certificates to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Certificates tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of
Firm:____________________________            -----------------------------------
                                                      (Authorized Signature)

Address:-------------------------            Title:_____________________________

---------------------------------            Name:______________________________
                       (zip code)                    (Please type or print)

Area Code and
Telephone
Number:__________________________            Date:______________________________


NOTE: DO NOT SEND ORIGINAL CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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